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                                                                   EXHIBIT 23.1


                         INDEPENDENT AUDITORS' CONSENT


We consent to the incorporation by reference in this Registration Statement of Bernard Chaus, Inc. on Form S-8 of our report dated September 19, 1997 (October 10, 1997 as to Note 6), appearing in the Annual Report on Form 10-K of Bernard Chaus, Inc. for the year ended June 30, 1997.

We also consent to the reference to us under the heading "Experts" in such Prospectus.


DELOITTE & TOUCHE, LLP

New York, New York
June 4, 1998